Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Brett Chiles
(713) 529-0900

EQUUS TOTAL RETURN, INC. ANNOUNCES RESIGNATION OF HARRY O.

NICODEMUS IV AS CHIEF FINANCIAL OFFICER, CHIEF ACCOUNTING OFFICER

AND CHIEF COMPLIANCE OFFICER

HOUSTON, TX – November 3, 2006 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) today announced that effective October 31, 2006, Harry O. Nicodemus IV, the Fund’s Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, resigned to pursue other interests. The Fund has initiated a search for his replacement.

In the interim, James Philip Walters, Vice-President, will serve in the role of Chief Financial Officer and Chief Compliance Officer.

Equus is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol “EQS”. Additional information on Equus may be obtained from its website at www.equuscap.com.